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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
JSB Financial, Inc.:

     We consent to the incorporation by reference in the Reliance Bancorp, Inc. Proxy Statement-Prospectus constituting part of the registration statement on Form S-4 of North Fork Bancorporation, Inc., dated January 11, 2000, of our report dated January 28, 1999, relating to the consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of JSB Financial, Inc. and the current report on Form 8-K of North Fork Bancorporation, Inc. dated December 29, 1999.

     We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP

Melville, New York
January 11, 2000